UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2005

AEOLUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer Identification No.)

23811 Inverness Place
Laguna Niguel, California 92677
(Address of Principal Executive Offices, Including Zip Code)

949-481-9825
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.  Entry into a Material Definitive Agreement.

On November 21, 2005, Aeolus Pharmaceuticals, Inc. (the "Company") entered into a Purchase Agreement with certain institutional accredited investors (the “Investors”) pursuant to which the Company sold to the Investors an aggregate of 1,250,000 shares of the Company’s Series A Convertible Preferred Stock (the "Series A Preferred Stock") at a stated value of $2.00 per share for aggregate gross proceeds of $2,500,000, and granted to the Investors warrants (the “Warrants”) to purchase up to an aggregate of 2,500,000 shares of common stock of the Company with an exercise price of $1.00 per share (the "Financing"). The Warrants are exercisable until November 21, 2010, but may terminate early in the event the Company consummates a merger, consolidation or similar transaction prior to the expiration date. In addition, the Warrants contain a “cashless exercise” feature that allows the Investors to exercise the Warrants without a cash payment to the Company under certain circumstances. Certain of the terms of the Series A Preferred Stock are described under Item 5.03 below.

In connection with the Financing, the Company also entered into a registration rights agreement with the Investors (the “Rights Agreement”). Pursuant to the Rights Agreement, the Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) on or before February 19, 2006 covering the resale of the common stock underlying the Series A Preferred Stock and all shares of common stock issuable upon exercise of the Warrants. The Company also agreed to use commercially reasonable efforts to have the Registration Statement declared effective within 90 days after it is filed with the SEC and to keep the Registration Statement effective for a specified period.

In the event the Registration Statement is not timely filed or declared effective by the SEC within the time periods described above, and under certain other circumstances, the Company will be required to pay the Investors liquidated damages in the amounts prescribed in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) prepared and filed by the Company in connection with the Financing.

The net proceeds to the Company from the Financing, after deducting for expenses, were approximately $2.4 million. The Company intends to use the net proceeds from the Financing to finance the Aeolus Pipeline Initiative, the Phase I multiple dose study of AEOL 10150 in patients diagnosed with amyotrophic lateral sclerosis, also referred to as ALS or Lou Gehrig’s disease, and to fund ongoing operations of the Company.

Item 3.02.  Unregistered Sales of Equity Securities

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The agreements executed in connection with the Financing contain representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are sophisticated within the meaning of Section 4(2) of the Securities Act and “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the Financing other than communications with the Investors; the Company obtained representations from the Investors regarding their investment intent, experience and sophistication; and the Investors either received or had access to adequate information about the Company in order to make informed investment decisions.

At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities bear legends to that effect.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2005, in connection with the Financing, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware designating 1,250,000 shares of Series A Convertible Preferred Stock. The rights of the holders of the Series A Preferred Stock are senior to the rights of the holders of common stock and the Company’s Series B Preferred Stock.

The Series A Preferred Stock has a liquidation preference of $3.00 per share. The Series A Preferred Stock accrues cumulative dividends at the rate of 6.0% of the stated value per share per annum, which accrues from the date of issuance, and are payable quarterly on January 1, April 1, July 1 and October 1 of each year. The dividend payment may be made in the form of cash or common stock at the discretion of the Company.

Each share of Series A Preferred Stock is convertible at any time at the option of the holder into a number of shares of common stock equal to the stated value of $2.00 per share, plus any accrued and unpaid dividends for periods prior to the dividend payment date immediately preceding the date of conversion by the holder, divided by the conversion price (initially $1.00 per share, subject to adjustment in the event of a stock dividend or split, reorganization, recapitalization or similar event). Subject to certain limitations, in the event the Company issues securities at a price per share lower than the current conversion price per share, then the conversion price of the Series A Preferred Stock shall be reduced to such issue price.

In the event of a change of control of the Company, as set forth in the Certificate of Designations, the holders of Series A Preferred Stock may require the Company to redeem all or part of their outstanding shares of Series A Preferred Stock at a purchase price equal to the liquidation preference, plus accrued and unpaid dividends thereon.

The Series A Preferred Stock shall vote on all matters submitted to the vote of the holders of the Company’s common stock. Each share of Series A Preferred Stock is entitled to the number of votes equal to the number of shares of common stock underlying such shares of Series A Preferred Stock.

The Certificate of Designations provides that the Company shall not perform certain activities without the consent of a majority of the holders of the outstanding shares of Series A Preferred Stock, including, but not limited to:

1.	amend any of the provisions of the Certificate of Incorporation or Bylaws of the Company or the Certificate of Designations;
2.	authorize, create, designate, issue or sell any class or series of capital stock which is senior to or pari passu with the Series A Preferred Stock;
3.	increase the number of authorized shares of Series A Preferred Stock or authorize the issuance of or issue any shares of Series A Preferred Stock;
4.	increase or decrease the number of authorized shares of any class of capital stock of the Company;
5.	declare or pay any dividend, except with respect to the Series A Preferred Stock as set forth above;
6.	materially change the nature or scope of the business of the Company;
7.
consummate or agree to make any sale, transfer, assignment, pledge, lease, license or similar transaction by which the Company grants on an exclusive basis any rights to any of the Company’s intellectual property;

8.	approve the annual budget of the Company or any changes thereto;
9.	incur any indebtedness for borrowed money in excess of fifty thousand dollars;
10.	create, incur, assume or suffer to exist, any material lien, charge or other encumbrance on any of the Company’s properties or assets; or
11.	increase the compensation or benefits payable or to become payable to the Company’s directors or executives, subject to certain exceptions.

A complete list of the restrictions are included in the Certificate of Designations, which is attached to this Current Report on Form 8-K as Exhibit 3.1. The Certificate of Designations also provides that so long as either Xmark Opportunity Fund, L.P. or Xmark Opportunity Fund, Ltd., shall own any shares of Series A Preferred Stock, each of these Investors shall have the right to elect a majority of the Company’s Board of Directors.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit #	Description
3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company dated November 18, 2005.
4.1	Registration Rights Agreement dated November 21, 2005 by and among the Company and each of the Purchasers whose names appear on the Schedule attached thereto.
10.1	Purchase Agreement dated November 21, 2005 by and among the Company and the investors whose names appear on the signature pages thereof.
10.2	Form of Warrant to Purchase Common Stock dated November 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

Date: November 23, 2005	/s/ Michael P. McManus
Michael P. McManus Chief Accounting Officer, Treasurer and Secretary

Exhibit Index

Exhibit #	Description
3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company dated November 18, 2005.
4.1	Registration Rights Agreement dated November 21, 2005 by and among the Company and each of the Purchasers whose names appear on the Schedule attached thereto.
10.1	Purchase Agreement dated November 21, 2005 by and among the Company and the investors whose names appear on the signature pages thereof.
10.2	Form of Warrant to Purchase Common Stock dated November 21, 2005.